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                                                                    Exhibit 1(f)

                          DRESDNER RCM EQUITY FUNDS, INC.

                               ARTICLES OF AMENDMENT

                                         TO
                             ARTICLES OF INCORPORATION
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Dresdner RCM Equity Funds, Inc., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:         Article I of the Corporation's Articles of Incorporation is
hereby amended to read as follows:

                                     ARTICLE I
                                        NAME

               The name of the Corporation is Dresdner RCM Global Funds, Inc. (the "Corporation")

     SECOND:   The Charter of the Corporation is amended by amending the names of the existing classes of capital stock currently designated as "Dresdner RCM Large Cap Growth Fund", "Dresdner RCM Global Small Cap Fund", "Dresdner RCM Global Technology Fund" and "Dresdner RCM Emerging Markets Fund" to the following, respectively;

               Dresdner RCM Large Cap Growth Fund Class I
               Dresdner RCM Global Small Cap Fund Class I
               Dresdner RCM Global Technology Fund Class I
               Dresdner RCM Emerging Markets Fund Class I

     THIRD:         The Corporation is registered as an open-end investment
company under the Investment Company Act of 1940.

     FOURTH:   The amendments to the Charter of the Corporation as set forth above have been approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.


     IN WITNESS WHEREOF, Dresdner RCM Equity Funds, Inc. has caused these Articles of Amendment to be executed by its President and witnessed by its Assistant Secretary on this 28th day of December, 1998. The President of the Corporation who signed these Articles of Amendment acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.


WITNESS:                      DRESDNER RCM EQUITY FUNDS, INC.
By:/s/Karen Jacoppo-Wood           By:/s/George A. Rio
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Karen Jacoppo-Wood                 George A. Rio
Assistant Secretary                President